                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported):  December 20, 1997

                             Dynatech Corporation
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            (Exact name of registrant as specified in its charter)

                                 Massachusetts
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                (State or other jurisdiction of incorporation)

        0-7438                                           04-2258582
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(Commission File Number)                 (I.R.S. Employer Identification Number)

        3 New England Executive Park, Burlington, Massachusetts  01803
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              (Address of principal executive offices) (zip code)

      Registrant's telephone number, including area code:  (781) 272-6100

        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)
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Item 5.   Other Events.

     Dynatech Corporation, a Massachusetts corporation (the "Company") has agreed to a recapitalization which is being effected with CDRD Merger Corporation, a Delaware corporation ("MergerCo") formed by Clayton, Dubilier & Rice Fund V Limited Partnership, pursuant to an Agreement and Plan of Merger dated as of December 20, 1997 (the "Merger Agreement") under which MergerCo will merge with and into the Company (the "Merger") and the separate corporate existence of MergerCo shall cease. After the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation"). In the Merger, each outstanding share of common stock, par value $.20 per share (the "Company Common Stock") of the Company will be converted into the right to receive (a) $47.75 in cash and (b) 0.5 shares of common stock, no par value, of the Surviving Corporation (the "Recapitalized Common Stock") (except that any shares of Company Common Stock held in the Company's treasury or by MergerCo will be canceled, and any stockholder who properly objects to the Merger will be entitled to appraisal rights under the Massachusetts Business Corporation Law (the "MBCL")). Each share of MergerCo common stock will be converted into one share of Recapitalized Common Stock. The Recapitalized Common Stock will not be listed on the New York Stock Exchange and it is not anticipated that there will be an active trading market for such shares. The Merger Agreement has been approved by the respective Boards of Directors of the Company and MergerCo, and it is subject to the approval of the shareholders of the Company, availability of recapitalization accounting treatment, there being no more than 5% of the outstanding shares of Company Common Stock for which appraisal is demanded, the receipt of various governmental approvals, and other customary closing conditions.

     In connection with the execution of the Merger Agreement, the Company amended its Shareholder Rights Agreement, dated as of February 16, 1989, as amended and restated as of March 12, 1990 (the "Rights Agreement"), to provide that, among other things, MergerCo shall not be deemed an Acquiring Person or Adverse Person (both as defined in the Rights Agreement) as a result of the execution, delivery and performance under or consummation of the transactions contemplated by the Merger Agreement.

     Under stated circumstances, the Company is obligated to pay a fee of $24.5 million to Clayton, Dubilier & Rice, Inc. and up to $5 million in expenses to MergerCo in connection with termination of the Merger Agreement. This fee and expenses will be payable if the Company's Board of Directors withdraws its approval of the transaction. Such fee and expenses will also be payable if, as further provided in the Merger Agreement, the transaction is not consummated and within 12 months thereafter the Company shall be involved in a "Company Takeover Event," (as defined in the Merger Agreement).

     The transaction was announced publicly on December 22, 1997. A copy of the press release is attached as an exhibit and is incorporated herein by reference.

Exhibit index appears on Page 5.

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Item 7.   Financial Statements and Exhibits.

The following are filed as Exhibits to this Report.

Exhibit:

 2.1 Agreement and Plan of Merger dated December 20, 1997 between Dynatech Corporation and CDRD Merger Corporation.

 4.1      Amendment No. 1 to the Rights Agreement.

99.1      Press Release dated December 22, 1997.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Dynatech Corporation


Dated:  January 5, 1998.     By:  /s/ John F. Reno
                                 --------------------------------------------
                                   John F. Reno
                                   Chairman, President and
                                   Chief Executive Officer

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                                 Exhibit Index
                                 -------------

     Number              Exhibit                                   Page
     ------              -------                                   ----

      2.1      Agreement and Plan of Merger dated December
               20, 1997 between Dynatech Corporation and
               CDRD Merger Corporation.

      4.1      Amendment No. 1 to the Rights Agreement.

     99.1      Press Release dated December 22, 1997.

                                       5